Exhibit 10.2

NON-QUALIFIED STOCK OPTION AGREEMENT

UNDER THE

LULULEMON ATHLETICA INC. 2007 EQUITY INCENTIVE PLAN

THIS NON-QUALIFIED STOCK OPTION AGREEMENT (this “Agreement”) is made between lululemon athletica inc. (the “Company”) and [NAME] (the “Optionee”).

WHEREAS, the Company maintains the lululemon athletica inc. 2007 Equity Incentive Plan (the “Plan”) for the benefit of the employees of the Company and its Affiliates; and

WHEREAS, the Plan permits the award of Non-Qualified Stock Options to purchase Shares, subject to the terms of the Plan; and

WHEREAS, in connection with the Company’s employment of the Optionee, the Company desires to grant the Optionee Non-Qualified Stock Options under the Plan to compensate the Optionee and to further align the Optionee’s financial interests with those of the Company’s stockholders.

NOW, THEREFORE, in consideration of these premises and the agreements set forth herein and intending to be legally bound hereby, the parties agree as follows:

1. Award of Option. This Agreement evidences the grant to the Optionee of an option (the “Option”) to purchase [NUMBER (            )] Shares (the “Option Shares”). The Option is subject to the terms set forth herein, and in all respects is subject to the terms and provisions of the Plan applicable to Non-Qualified Stock Options, which terms and provisions are incorporated herein by this reference. Except as otherwise specified herein or unless the context herein requires otherwise, the terms defined in the Plan will have the same meanings herein.

2. Nature of the Option. The Option is intended to be a nonstatutory stock option and is not intended to be an Incentive Stock Option within the meaning of Section 422 of the Internal Revenue Code (the “Code”), or to otherwise qualify for any special tax benefits to the Optionee.

3. Date of Grant; Term of Option. The Option was approved by the Company’s Board of Directors on [DATE], to be effective on [DATE] (the “Effective Date”) and may not be exercised later than the date that is seven (7) years after the Effective Date, subject to earlier termination in accordance with the Plan and this Agreement.

4. Option Exercise Price. The per share exercise price of the Option is [PRICE] (the “Exercise Price”), which amount is intended to be not less than the Fair Market Value per Share on the Effective Date.

5. Exercise of Option. The Option will become exercisable only in accordance with the terms and provisions of the Plan and this Agreement, as follows:

(a) Right to Exercise. The Option will become exercisable with respect to 100% of the Option Shares on [CHOOSE ONE: [the first anniversary of the Effective Date] [the date that is six (6) months following the Effective Date], provided in each case that the Optionee remains continuously in Service with the Company or an Affiliate through the applicable anniversary. For the purposes of this Agreement, “Service” means an Optionee’s employment or service with the Company or an Affiliate, whether in the capacity of an employee of the Company or an Affiliate, or as a Director or a Consultant. An Optionee’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Optionee renders Service to the Company or an Affiliate or a change in the corporation for which the Optionee renders such Service, provided that there is no interruption or termination of the Optionee’s Service. Furthermore, an Optionee’s Service shall not be deemed to have terminated if the Optionee takes any military leave, sick leave, or other bona fide leave of absence approved by the Company; provided, however, that if any such leave exceeds ninety (90) days, on the one hundred eighty-first (181st) day following the commencement of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and instead shall be treated thereafter as a Non-Qualified Stock Option unless the Optionee’s right to return to Service is guaranteed by statute or contract. The Optionee’s Service shall be deemed to have terminated either upon an actual termination of Service (notwithstanding any statutory, contractual or common law period of notice of termination, or compensation in lieu of such notice, to which the Optionee may be entitled) or upon the corporation for which the Optionee performs Service ceasing to be an Affiliate (if other than the Company). For greater certainty, the Optionee’s Service shall be deemed to have terminated on the date which any notice of termination of employment provided to the Optionee is stated to be effective (or in the case of an alleged constructive dismissal, the date on which the alleged constructive dismissal is alleged to have occurred), and not during or as of the end of any period following such date during which the Optionee is in receipt of, or entitled to receive, statutory, contractual or common law notice of termination or any compensation in lieu of such notice. Subject to the foregoing, the Board, in its discretion, shall determine whether the Optionee’s Service has terminated and the effective date of such termination.

(b) Method of Exercise. The Optionee may exercise the Option by providing written notice to the Company stating the election to exercise the Option. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company or such other person as may be designated by the Company, and shall be accompanied by payment of the Exercise Price and an amount equal to any required tax withholding. Payment of the Exercise Price may be made in cash. In addition, this Option may be exercised through means of a “net settlement,” whereby no Exercise Price will be due and where the number of Shares issued upon such exercise will be equal to: (A) the product of (i) the number of Option Shares as to which the Option is then being exercised, and (ii) the difference between (a) the then current Fair Market Value per Share and (b) the Exercise Price, divided by (B) the then current Fair Market Value per Share. A number of Shares equal to the difference between the number of Option Shares as to which the Option is then being exercised and the number of Shares actually issued to the Optionee upon such net settlement will be deemed to have been retained by the Company in satisfaction of the Exercise Price.

(c) Share Legends. Any certificate evidencing an Option Share will contain such legends as may be required or appropriate under any applicable stockholder agreement or stock purchase agreement, in addition to any other legend that may be required or appropriate under applicable law, the Plan or otherwise.

(d) Partial Exercise. The Option may be exercised in whole or in part; provided, however, that any exercise may apply only with respect to a whole number of Option Shares.

(e) Restrictions on Exercise. The Option may not be exercised, and any purported exercise will be void, if the issuance of the Option Shares upon such exercise would constitute a violation of any applicable federal or state securities laws, exchange listing requirements or other laws or regulations.

6. Effect of Termination of Service on Exercisability of Option. Except as otherwise provided below, any portion of the Option that is not exercisable upon termination of Service will expire immediately and automatically upon such termination and any portion of an Option that is exercisable upon termination of Service will expire on the date it ceases to be exercisable in accordance with this Section 6.

(a) Termination for Cause. If the Optionee’s Service is terminated for Cause: (i) any Option held by the Optionee will immediately and automatically expire as of the date of such termination, and (ii) any Shares for which the Company has not yet delivered share certificates will be immediately and automatically forfeited and the Company will refund to the Participant the Option exercise price paid for such Shares, if any.

(b) Termination by Reason of Retirement. In the event of the termination of the Optionee’s Service by reason of Retirement, the Option will continue to vest and become exercisable for twelve months following the date of Retirement in accordance with the terms and provisions of the Plan and this Agreement as if the Optionee had continued in Service for a period of twelve months following the date of Retirement. If the Optionee’s Service terminates by reason of Retirement, the Option may thereafter be exercised by the Optionee, to the extent it was exercisable at the time of such termination or becomes exercisable pursuant to the terms of this Section 6, for a period ending three years following the date of such termination (or, if sooner, on the last day of the stated term of the Option as provided in Section 3 of this Agreement). For purposes of this Agreement, “Retirement” means an Optionee’s termination of Service (other than a termination for Cause) after the earlier of (i) the Optionee’s completion of twenty five (25) years of such Service or (ii) the date on which the Optionee reaches at least the age 55 and has completed at least ten (10) years of such Service.

(c) Termination by Reason of Death. If the Optionee’s Service terminates by reason of death, the Option may thereafter be exercised in full with respect to 100% of the Option Shares by the legal representative of the estate or by the legatee of the Optionee under the will of the Optionee, as applicable for a period ending twelve months following the date of death (or, if sooner, on the last day of the stated term of the Option as provided in Section 3 of this Agreement).

(d) (b) Termination by Reason of Disability. If the Optionee’s Service terminates by reason of Disability, the Option may thereafter be exercised by the Optionee or his or her personal representative, to the extent it was exercisable at the time of termination, for a period ending 12 Months following the date of termination (or, if sooner, on the last day of the stated term of such Option as provided in Section 3 of this Agreement).

(e) Other Termination. If the Optionee’s Service terminates for any reason other than death, Disability, Retirement or Cause, any Option held by such Optionee may thereafter be exercised by the Optionee, to the extent it was exercisable at the time of such termination, for a period ending 90 days following the date of such termination (or, if sooner, on the last day of the stated term of the Option as provided in Section 3 of this Agreement).

7. Investment Representations. The Optionee represents and warrants to the Company that:

(a) unless the Option Shares have been registered under the Securities Act of 1933, as amended (the “Securities Act”), he or she is acquiring the Option (and upon exercise of the Option, will be acquiring the Option Shares) for investment for his or her own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof;

(b) unless the Option Shares have been registered under the Securities Act, he or she has a preexisting personal or business relationship with the Company or one of its directors, officers or controlling persons and by reason of his or her business or financial experience, has, and could be reasonably assumed to have, the capacity to protect his or her interests in connection with the acquisition of this Option and the Option Shares;

(c) he or she is an employee, executive officer, director or consultant of the Company or, unless resident in a Province of Canada other than British Columbia, an Affiliated Company, has the benefit of an exemption from the prospectus and registration requirements of applicable Canadian provincial securities laws; and

(d) the Optionee has voluntarily received this Option.

In addition, as a further condition to the exercise of the Option, the Company may require the Optionee to make any representation or warranty to the Company as may be required by or advisable under any applicable law or regulation.

8. Market Stand-Off.

(a) The Optionee hereby agrees that, in connection with any registration of securities under the Securities Act by the Company, the Optionee (and the Optionee’s permitted transferees, if any) shall not sell or otherwise transfer (including through short-sales, hedging, or similar transactions) any Option Shares during the period that the Board specifies (a “Holdback”); provided, however, that such period shall not exceed one hundred eighty (180) days (or other such period that the underwriters reasonably require) following the effective date of the applicable registration statement filed under the Securities Act (the “Market Stand-Off Period”). Until the end of such Market Stand-Off Period, the Company may impose, with respect to any Shares held by the Optionee or his or her permitted transferee, stop-transfer instructions consistent with the foregoing restrictions.

(b) Optionee also agrees to be bound by any restriction agreed to by holders of not less than a majority of the then outstanding Shares (giving effect to the pro forma conversion of all outstanding preferred shares and other convertible securities and the pro forma exercise of all stock options, warrants and other rights, to the extent then exercisable).

(c) In addition, if any managing underwriter or book runner of any such offering or registration (the “Underwriter”) requests, the Optionee will execute and deliver to the Underwriter such documents, agreements, and instruments that the Underwriter shall reasonably require to enable the Underwriter to obtain the benefit of the Holdback during the Market Stand-Off Period. In connection with the foregoing, the Optionee hereby appoints the Company’s Chief Executive Officer as the Optionee’s attorney-in-fact, with full power of substitution, to execute and deliver all documents, agreements and instruments to be executed and delivered by the Optionee, and to take all actions to be taken by the Optionee in each case in connection with effecting any Holdback.

9. Non-Transferability of Option. The Option may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner either voluntarily or involuntarily by operation of law, other than by will or by the laws of descent or distribution. During the Optionee’s lifetime, the Option is exercisable only by the Optionee. Subject to the foregoing and the terms of the Plan, the terms of the Option will be binding upon the executors, administrators and heirs of the Optionee.

10. Tax Consequences. The Optionee has reviewed with the Optionee’s own tax advisors the federal, state, local and foreign tax consequences of the Option. The Optionee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents or affiliates. The Optionee understands that he or she (and not the Company) will be responsible for his or her own tax liabilities arising in connection with this award or the transactions contemplated by this Agreement.

11. Modification and Amendment. The Option granted hereunder is intended to be exempt from the application of Section 409A of the Code. Notwithstanding the foregoing, the Optionee hereby agrees that the Company may, without the consent of the Optionee, modify or amend the terms of the Option in any manner it deems reasonably necessary in its discretion, to cause this Option to be exempt from the application of Section 409A of the Code. For avoidance of doubt, however, the Company makes no representation or warranty regarding the tax treatment of this Option or the transactions contemplated by this Agreement and assumes no obligation to take any action to cause this Option or such transactions to be subject to any particular tax treatment.

12. No Continuation of Service. Neither the Plan nor this Option will confer upon the Optionee any right to continue in the Service of the Company or any of its Affiliates, or limit in any respect the right of the Company or its Affiliates to discharge the Optionee at any time, with or without Cause and with or without notice.

13. The Plan. The Optionee has received a copy of the Plan (a copy of which is attached hereto), has read the Plan and is familiar with its terms, and hereby accepts the Option subject to the terms and provisions of the Plan, as amended from time to time. Pursuant to the Plan, the Board is authorized to interpret the Plan and to adopt rules and regulations not inconsistent with the Plan as it deems appropriate. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board with respect to questions arising under the Plan or this Award Agreement.

14. Entire Agreement. This Agreement, together with the Plan, and other exhibits attached thereto or hereto, represents the entire agreement between the parties and supersedes any and all prior or contemporaneous discussions, understandings or any agreements of any nature, written or otherwise, relating to the subject matter hereof.

15. Governing Law. This Agreement will be construed in accordance with the laws of the State of Delaware, without regard to the application of the principles of conflicts of laws.

16. Execution. This Agreement may be executed, including execution by facsimile signature, in one or more counterparts, each of which will be deemed an original, and all of which together shall be deemed to be one and the same instrument.

[This space intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, this Agreement has been executed by the parties on the     day of             . 20

lululemon athletica inc.

By:
Its:

[NAME]

Signature

Address

[Signature Page to Non-Qualified Stock Option Agreement]